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                                 Exhibit 10tt

                         LEVI STRAUSS ASSOCIATES INC.
                       RETIREMENT PLAN FOR OVER-THE-ROAD
                         TRUCK DRIVERS AND DISPATCHERS

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                                   AMENDMENT



       The Levi Strauss Associates Inc. Retirement Plan for Over-the-Road Truck Drivers and Dispatchers is hereby amended as set forth below:

       Effective as of the first day of the Plan Year beginning in 1993,
Section 11 is amended by the addition of a new Section 11.7, to read as set forth below:

          11.7   Direct Rollovers.  A distributee may elect at the time and in
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       the manner prescribed by the Administrative Committee to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The terms used in this paragraph are defined as follows:

                 (a) Eligible rollover distribution. Any distribution of all or any portion of the balance to the credit of the distributee, except that it does not include:

                       (i) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more.

                      (ii)   Any distribution to the extent it is required under
                 section 401(a)(9) of the Code.

                     (iii) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                 (b)  Eligible retirement plan.

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                       (i)   An individual retirement account described in
                 section 408(a) of the Code.

                      (ii)   An individual retirement annuity described in
                 section 408(b) of the Code.

                     (iii) An annuity plan described in section 403(a) of the Code.

                      (iv) A qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution.

                       (v) However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (c) Distributee. A Member or former Member, his or her surviving spouse, or his or her spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

                 (d) Direct rollover. A payment by the Plan to the eligible retirement plan specified by the distributee.

          To facilitate installment payments under Section 11.7, the Administrative Committee, in its sole discretion, may segregate all or any part of the Participant's Benefit in a separate account.


     Dated:  November ____, 1995.


                              /s/ Donna J. Goya
                              __________________________________
                              Donna J. Goya
                              Senior Vice President

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